UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2016

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2016, CytoSorbents Corporation, through its wholly-owned subsidiary CytoSorbents, Inc. (together with CytoSorbents Corporation, the “Company”), entered into a consulting agreement (the “Bartlett Agreement”), with Dr. Robert H. Bartlett, the Company’s Chief Medical Officer. The Bartlett Agreement has an initial term of two (2) years, and is retroactively effective as of January 1, 2015. Under the Bartlett Agreement, Dr. Bartlett will receive a monthly consulting fee of $4,500 and reimbursement for reasonable business expenses. In addition, the Bartlett Agreement contains customary non-competition and non-disclosure provisions.

The foregoing summary of the Bartlett Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the Bartlett Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated as of February 3, 2016, by and between CytoSorbents Corporation, CytoSorbents Medical, Inc. and Dr. Robert H. Bartlett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2016	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer